Table of Contents

PROSPECTUS

Filed Pursuant to Rule 424(b)(3)

Registration No. 333-287157

292,523 Shares of Common Stock

This prospectus relates to the offer and resale by Mast Hill Fund, L.P. (“Mast Hill” or the “Selling Stockholder”) of up to an aggregate of 292,523 shares (the “Shares”) of common stock, par value $0.0001 per share, of Tivic Health Systems, Inc. (the “Company”), consisting of (i) 262,723 shares of our common stock which we may sell and issue to Mast Hill from time to time pursuant to the Equity Purchase Agreement we entered into with Mast Hill on March 18, 2025 (the “Purchase Agreement”), and (ii) 29,800 shares of common stock we issued to Mast Hill on March 18, 2025 as commitment shares in connection with execution of the Purchase Agreement. See the sections of this prospectus entitled “The Mast Hill Transaction” for more information regarding the Purchase Agreement and the transactions contemplated thereby and “Selling Stockholder” for additional information regarding Mast Hill.

We are registering the offer and sale of these securities to satisfy certain registration rights we have granted to Mast Hill. We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares of common stock by the Selling Stockholder. However, we may receive proceeds of up to $25 million from the sales, if any, of shares of our common stock to the Selling Stockholder pursuant to the Purchase Agreement, once the registration statement that includes this prospectus is declared effective.

The Selling Stockholder may sell or otherwise dispose of the shares of common stock described in this prospectus in a number of different ways and at varying prices. The Selling Stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”), in connection with the resale shares of our common stock under this prospectus and any broker-dealers or agents that are involved in such resales may be deemed to be “underwriters” within the meaning of the Securities Act in connection therewith. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. We provide more information about how the Selling Stockholder may sell its shares of common stock in the section titled “Plan of Distribution” beginning on page 16 of this prospectus.

Our common stock is traded on The Nasdaq Capital Market tier of The Nasdaq Stock Market, LLC under the symbol “TIVC.” The last reported sale price of our common stock on the Nasdaq Capital Market on May 7, 2025 was $4.30 per share.

You should read this prospectus, together with additional information described under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” carefully before you invest in any of our securities.

We are an “emerging growth company” and a “smaller reporting company,” each as defined under the federal securities laws and, as such, have elected to comply with certain reduced reporting requirements for this prospectus and may elect to do so in future filings. See the section of this prospectus entitled “Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”

Investing in our securities involves a high degree of risk. Before making an investment decision, please read the “Risk Factors” beginning on page 10 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 13, 2025

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “Commission”) pursuant to which the Selling Stockholder may offer and sell, or otherwise dispose of, the shares of our common stock covered by this prospectus from time to time in one or more transactions, as described under “Plan of Distribution.”

This prospectus provides you with a general description of the securities that the Selling Stockholder may offer. We may add, update or change in a prospectus supplement any of the information contained in this prospectus or the documents incorporated by reference. For further information about our business and our securities, you should refer to the registration statement and the reports incorporated by reference in this prospectus, as described in “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.” This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. You should rely only on the information contained in this prospectus and in any prospectus supplement (including in any documents incorporated by reference herein or therein). You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold on a later date. Neither we, nor the Selling Stockholder, have authorized any other person to provide you with different or additional information. Neither we, nor the Selling Stockholder, take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide.

This prospectus may be used only in jurisdictions where offers and sales of these securities are permitted. Except as otherwise set forth in this prospectus, neither we nor the Selling Stockholder have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management’s estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management’s estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. Our management’s estimates have not been verified by any independent source, and we have not independently verified any third-party information. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Risk Factors” and “Cautionary Statement on Forward-Looking Statements.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Tivic Health Systems, Inc., the Tivic logo and other trademarks or service marks of Tivic appearing in this prospectus are the property of Tivic Health Systems, Inc. This prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and tradenames.

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PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision in our securities. Before investing in our securities, you should carefully read this prospectus, any applicable prospectus supplement, and any documents incorporated by reference, including the information contained under the heading “Risk Factors” beginning on page 10 in this prospectus and under similar headings in our recent Annual Report on Form 10-K for the fiscal year ended December 31, 2024 or our Current Reports on Form 8-K following the most recent Annual Report on Form 10-K before making an investment decision. As used in this prospectus, unless the context otherwise requires, references to “we,” “us,” “our,” “Company,” and “Tivic” refer to Tivic Health Systems, Inc..

Business Overview

Tivic is a diversified therapeutics company harnessing the power of the immune and autonomic nervous systems to fight disease and restore health. Our bioelectronic program is developing non-invasive medical devices to meaningfully improve treatment options in neurologic, cardiac and autonomic-related diseases. We currently offer a bioelectronic, FDA-approved over-the-counter device, ClearUP, that treats sinus pain, pressure and congestion. ClearUP is available through online retailers, commercial distributors and at tivichealth.com. The bioelectronic portfolio today is primarily focused on non-invasive vagus nerve stimulation. Our biologic program focuses on immunotherapeutics and the lead product candidate is the late-stage Toll-like Receptor 5 agonist, Entolimod, to treat acute radiation syndrome (“ARS”). The U.S. Federal Drug Administration (“FDA”) has granted Fast Track and Orphan Drug designation to Entolimod for treatment of ARS. We are also preparing to file an investigational new drug (“IND”) application and to initiate a phase 2 clinical study for Entolimod for the treatment of neutropenia.

Commercial Product

We currently market one commercial product under the brand name “ClearUP Sinus Pain Relief.” ClearUP is built on our patented, handheld neuromodulation design and was developed by Tivic for the treatment of sinus and allergy-related conditions. It uses ultra-low current electrical waves to relieve sinus pain and congestion symptoms that are prevalent in nasal allergies, sinus infections, chronic sinusitis, cold and flu and sinonasal immune responses. ClearUP has been approved by the FDA for the treatment of sinus pain and congestion and is the first FDA-approved bioelectronic treatment for such indications.

A 2023 study with over 2,000 representative consumers conducted by Intellego Insights (commissioned by Tivic) identified that approximately 85 million U.S. adults experience inflammation-related symptoms related to allergies, congestion, head pain, and sinus issues. Of the consumers that participated in the study, 58% of sufferers try to avoid medication, if at all possible.

Clinical Pipeline

Non-invasive Cervical Vagus Nerve Stimulation (“ncVNS”)

We have also developed a proprietary approach to precision ncVNS based on our experience building evidence-based bioelectronic therapies. The vagus nerve is the tenth cranial nerve and the longest autonomic nerve in the body. The vagus nerve is responsible for regulating several bodily functions, including system immune responses, digestion, heart rate, breathing, cardiovascular activity, and visceral reflexes. Because the vagus nerve regulates the immune system and many organ systems associated with chronic disease, modulating activity in this nerve pathway is of significant interest in the healthcare industry.

Vagus nerve stimulation (“VNS”) has been steadily emerging as a transformative technology in medicine, mostly based on surgically implanted simulators. Polaris Market Research forecasts that the VNS market will be worth $21 billion in the next five years, growing at a compounded annual growth rate of 10.6%. Implanted stimulators have been approved for, or are nearing approval for, treatment of depression, post-traumatic stress disorder, epilepsy, chronic stroke and rheumatoid arthritis in the U.S. and additional conditions overseas. The companies behind these devices are driving both practitioner awareness and reimbursement pathways.

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Our approach to non-invasive cervical VNS aims to leverage improvements in engineering, circuitry, and stimulation parameters to increase efficacy and reliability compared to the current state of the art in both implanted and non-invasive medical devices. We have completed an initial clinical validation study with the Feinstein Institute for the Bioelectronic Medicine at Northwell Health (“Feinstein”). The study had the following results: (i) compared to baseline measurement, our ncVNS intervention resulted in a 97% increase in the root mean square of successive differences measure of heart rate variability, which is a widely accepted proxy for vagus nerve activity; (ii) measurements of brain activity using electroencephalogram demonstrated that our ncVNS intervention increased frontal theta power by 24% and reduced gamma power in several brain regions, including a 66% reduction in frontal gamma power (these changes in brain activity are consistent with reduced arousal and anxiety); and (iii) during ncVNS stimulation, subjects had sustained pupil constriction, a 9.5% reduction in pupil diameter, an outcome associated with engagement of the vagus nerve and activation of the parasympathetic nervous system.

Based upon these encouraging results, we have initiated a second collaborative research study with Feinstein to identify VNS device parameters, including frequency and duration of treatment, that optimally influence autonomic nervous system function. The results will be used to inform clinical indication priority and commercial development.

We also partnered with Fletcher Spaght, a leading healthcare growth strategy firm, to conduct a comprehensive market assessment of our ncVNS technology drawing from clinical outcomes from our clinical study results. Fletcher Spaght initially identified approximately 30 potential medical use cases for our ncVNS technology in neurologic, cardiac, psychiatric and autonomic nervous system diseases. Working closely with our scientific and clinical leadership, the firm has identified a set of prioritized target indications with the strongest potential for market entry, based on market research, clinical reviews and interviews with key opinion leaders and players.

We intend to overlay the results of the clinical research with the our proprietary market research to prioritize targets for disease-specific trials planned for 2025.

Toll-like Receptor 5 (“TLR5”) Agonist

As announced on February 12, 2025, recently acquired worldwide exclusive license rights from Statera Biopharma, Inc. (“Statera”) to the late-stage TLR5 agonist Entolimod for the treatment of ARS. In addition, we acquired an exclusive option to license five additional indications and clinical use cases for Entolimod and second-generation product candidate, Entolasta, pursuant to which, on March 28, 2025, we exercised our option to acquire an exclusive worldwide license to the neutropenia indication for Entolimod. Entolimod and Entolasta have been the subject of more than forty animal and human trials and $140 million of prior investment, including $35.6 million from the Department of Defense, Defense Threats Reduction Agency, NASA, National Institutes of Health and the Department of Army. The FDA has granted Fast Track and Orphan Drug designation to Entolimod for the prevention and treatment of ARS and to mitigate the likelihood of death following a potential lethal dose of total body ionization during or after a radiation disaster.

Our immediate focus with Entolimod will be validation of the manufacturing process, including first lot manufacturing and bioequivalency testing sufficient to submit a biologics license application (“BLA”) to the FDA. A BLA is a request to the FDA to market a biologic product in the United States. The FDA uses the information and testing results presented in the BLA to ensure that biologic processes meet rigorous safety, purity and potency standards. If the BLA is approved, the FDA will issue us a biologics license, at which point we may begin marketing of the biologic compound in the United States. Prior to such approval, we may have opportunities to market Entolimod for emergency use in markets outside of the United States. In addition, we are also preparing to file an IND application and to initiate a phase 2 clinical study for Entolimod for the treatment of neutropenia.

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Reverse Stock Splits

Reverse Stock Split - 2025

Effective March 7, 2025, the Company implemented a reverse stock split of the Company’s issued and outstanding shares of common stock at a ratio of 1-for-17. As a result of the reverse stock split, the total number of shares of common stock held by each stockholder of the Company were converted automatically into the number of shares of common stock equal to the number of issued and outstanding shares of common stock held by each such stockholder immediately prior to the reverse stock split divided by 17. No fractional shares were issued in connection with the reverse stock split, and any fractional shares resulting from the reverse stock split were rounded up to the nearest whole share. Also, all options, warrants, preferred stock and other convertible securities of the Company outstanding immediately prior to the reverse stock split were adjusted in accordance with the terms of the plans, agreements or arrangements governing such options, warrants and other convertible securities. There was no change to the par value, or authorized shares, of either the common stock or preferred stock, as a result of the reverse stock split.

All share and per share amounts for our common stock, as well as the number of shares of common stock issuable upon conversion of outstanding preferred stock and upon exercise of options and warrants outstanding, and exercise prices thereof, from dates prior to completion of the reverse stock split that are included in this prospectus, including the financial statements and footnotes thereto incorporated herein by reference, have been retroactively restated to give effect to the reverse stock split.

Reverse Stock Split - 2023

Effective August 23, 2023, the Company implemented a reverse stock split of the Company’s issued and outstanding shares of common stock at a ratio of 1-for-100. As a result of the reverse stock split, the total number of shares of common stock held by each stockholder of the Company were converted automatically into the number of shares of our common stock equal to the number of issued and outstanding shares of common stock held by each such stockholder immediately prior to completion of the reverse stock split divided by 100. No fractional shares were issued in connection with the reverse stock split, and any fractional shares resulting from the reverse stock split were rounded up to the nearest whole share. Also, all options, warrants and other convertible securities of the Company outstanding immediately prior to the reverse stock split were adjusted in accordance with the terms of the plans, agreements or arrangements governing such options, warrants and other convertible securities and subject to rounding pursuant to such terms. There was no change to the par value, or authorized shares, of either the common stock or preferred stock, as a result of the reverse stock split.

All share and per share amounts for our common stock, as well as the number of shares of common stock issuable upon exercise of the options and warrants outstanding, and exercise prices thereof, from dates prior to completion of the reverse stock split that are included in this registration statement, including the financial statements and footnotes thereto incorporated herein by reference, have been retroactively restated to give effect to the reverse stock split.

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Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act. An emerging growth company may take advantage of specified reduced reporting requirements that are otherwise generally applicable to public companies. As a result:

•	we are required to have only two years of audited financial statements and only two years of management’s discussion and analysis of financial condition and results of operation in this prospectus;

•	we are not required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and financial statements (i.e., an auditor discussion and analysis) compliance with new or revised accounting standards until they are made applicable to private companies;

•	we are not required to engage an auditor to provide an attestation to report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002;

•	we are not required to comply with certain disclosure requirements related to executive compensation, such as the requirement to disclose the correlation between executive compensation and performance and the requirement to present a comparison of our Chief Executive Officer’s compensation to our median employee compensation; and

•	we are not required to submit certain executive compensation matters to stockholder advisory votes, such as “say on pay,” “say on frequency” and “say on golden parachute arrangements.”

We may take advantage of these reduced reporting and other requirements until the earlier of (i) the last day of the first fiscal year following the fifth anniversary of the completion of this offering; (ii) the last day of the first fiscal year in which we have total annual gross revenue of at least $1.07 billion; (iii) the last day of the fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur if the market value of our common stock held by non-affiliates exceeded $700.0 million as of the last business day of the second fiscal quarter of such fiscal year; or (iv) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

We have elected to take advantage of certain of the reduced disclosure obligations in this prospectus and the registration statement of which this prospectus is a part, and we may elect to take advantage of other reduced reporting requirements in the future. As a result, the information that we provide to our stockholders may be different than, and not comparable to, information presented by other public reporting companies.

We are also a “smaller reporting company” as defined in the Exchange Act and have elected to take advantage of certain of the scaled disclosures available to smaller reporting companies. We may be a smaller reporting company even after we are no longer an emerging growth company.

Corporate Information

The Company was incorporated in California in September 2016 and reincorporated as a Delaware corporation in June 2021. Our principal executive offices are located at 47685 Lakeview Blvd., Fremont, California 94538. Our telephone number is (888) 276-6888. Our website address is www.tivichealth.com. Information contained on, or that can be accessible through, our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

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Risks Associated with this Offering

Our business and our ability to implement our business strategy are subject to numerous risks, as more fully described in the section of this prospectus entitled “Risk Factors” and under similarly titled headings of the documents incorporated herein by reference. You should read these risks before you invest in our securities. We may be unable, for many reasons, including those that are beyond our control, to implement our business strategy. In particular, risks associated with this offering include:

•	It is not possible to predict the actual number of shares we will sell to Mast Hill under the Purchase Agreement, or the actual gross proceeds resulting from those sales.

•	The terms of the Purchase Agreement limit the amount of shares we may issue to Mast Hill, which may limit our ability to utilize the arrangement to enhance our cash resources.

•	Investors who buy shares at different times will likely pay different prices.

•	The issuance of common stock to Mast Hill may cause substantial dilution to our existing stockholders, and the sale of such shares acquired by Mast Hill could cause the price of our common stock to decline.

•	Our management will have broad discretion over the use of the net proceeds from our sale of shares of common stock to Mast Hill pursuant to the Purchase Agreement, if any, and you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

•	You may experience additional dilution as a result of future equity offerings.

The Mast Hill Transaction

On March 18, 2025, we entered into the Purchase Agreement with Mast Hill, pursuant to which, upon effectiveness of the registration statement that includes this prospectus, we will have the right, but not the obligation, to sell to Mast Hill, and Mast Hill will have the obligation to purchase from us, up to $25 million (the “Maximum Commitment Amount”) shares of our common stock (the “Put Shares”), from time to time over the term of the Purchase Agreement, subject to certain conditions precedent and other limitations.

Unless earlier terminated, the Purchase Agreement will remain in effect until the earlier of March 18, 2027 or the date on which Mast Hill has purchased the Maximum Commitment Amount (the “Commitment Period”). We have the right to terminate the Purchase Agreement at any time, subject to limitations set forth in the Purchase Agreement.

During the Commitment Period, we will have the right, but not the obligation, to direct Mast Hill to purchase the Put Shares by delivering written notice to Mast Hill (a “Put Notice”) on any trading day (the “Put Date”) to purchase a number of Put Shares pursuant to a formula set forth in the Purchase Agreement. The purchase price for the Put Shares under the Purchase Agreement will be equal to 95% of the lowest VWAP (as defined in the Purchase Agreement) of our common stock on the Nasdaq Capital Market (or such other market on which our shares of common stock may be listed) on any trading day during the pricing period, and the pricing period for each sale of Put Shares will be the five trading days immediately after receipt of the Put Shares by Mast Hill, subject to adjustment as provided in the Purchase Agreement.

Each Put Notice shall direct Mast Hill to purchase Put Shares (i) in a minimum amount not less than $50,000.00 and (ii) in a maximum amount up to $500,000, provide further that the number of Put Shares in each respective Put shall not exceed 100% of the average trading volume of our common stock during the five trading days immediately preceding the date of the Put Notice. Mast Hill’s obligation to purchase Put Shares is subject to a 4.99% beneficial ownership blocker. Additionally, pursuant to the Purchase Agreement, we may not sell or issue to Mast Hill more than 123,965 shares of our common stock (including the Commitment Shares), representing 19.99% of the number of shares of our common stock issued and outstanding immediately prior to execution of the Purchase Agreement (the “Exchange Cap”), unless and until we obtain stockholder approval to issue additional shares, in accordance with applicable Nasdaq rules.

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Actual sales of shares of our common stock, if any, to Mast Hill under the Purchase Agreement will depend on a variety of factors to be determined by the us from time to time, including, among others, market conditions, the trading price of our common stock and determinations by us as to the appropriate sources of funding for the Company and our operations. The net proceeds to the Company from sales of our common stock to Mast Hill under the Purchase Agreement, if any, will depend on the frequency and prices at which we sell shares to Mast Hill under the Purchase Agreement.

As consideration for Mast Hill’s commitment to purchase shares of our common stock under the Purchase Agreement, we issued Mast Hill 29,800 restricted shares of common stock following the execution of the Purchase Agreement (the “Commitment Shares”).

In connection with the Purchase Agreement, we entered into a registration rights agreement (the “Registration Rights Agreement”) with Mast Hill, pursuant to which we agreed to register for resale under the Securities Act the shares of our common stock that may be issued to Mast Hill under the Purchase Agreement, including the Commitment Shares. We shall keep the registration statement effective, including but not limited to pursuant to Rule 415 promulgated under the Securities Act, and available for the resale by Mast Hill of all of the shares covered thereby at all times until the date on which Mast Hill shall have sold all such shares and the Maximum Commitment Amount has been drawn down by us.

The Purchase Agreement and Registration Rights Agreement contain customary representations, warranties, covenants and agreements, as well as customary conditions to Mast Hill’s obligation to purchase the Put Shares. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

We do not know what the purchase price for our common stock will be or whether there will occur an exception to the Exchange Cap, and therefore cannot be certain as to the number of shares we might issue to Mast Hill under the Purchase Agreement after the date of this prospectus. As of March 18, 2025, immediately prior to execution of the Purchase Agreement and issuance of the Commitment Shares to Mast Hill, there were 620,137 shares of our common stock outstanding. Although the Purchase Agreement provides that we may sell up to an aggregate of $25 million shares of our common stock to Mast Hill, only 292,523 shares of our common stock are being registered for resale under this prospectus, which represents (i) the 29,800 Commitment Shares we issued to Mast Hill upon execution of the Purchase Agreement and (ii) 262,523 shares of our common stock that we may issue and sell to Mast Hill in the future under the Purchase Agreement, if and when we elect to sell shares of our common stock to Mast Hill under the Purchase Agreement. Depending on the market prices of our common stock at the time we elect to issue and sell shares of our common stock to Mast Hill under the Purchase Agreement, we may need to register for resale under the Securities Act additional shares of our common stock in order to receive aggregate gross proceeds equal to the $25 million total commitment available to us under the Purchase Agreement. If all of such 292,523 shares of our common stock offered hereby were issued and outstanding as of the date of this prospectus, such shares would represent approximately 25.6% of the total number of outstanding shares of common stock. If we elect to issue and sell to Mast Hill under the Purchase Agreement more than the 292,523 shares of our common stock (other than Commitment Shares) being registered for resale by Mast Hill under this prospectus (assuming we have the right to do so under Nasdaq rules), which we have the right, but not the obligation, to do, we must first register for resale under the Securities Act any such additional shares of our common stock, which could cause additional substantial dilution to our stockholders. The number of shares of our common stock ultimately offered for sale by Mast Hill is dependent upon the number of shares purchased by Mast Hill under the Purchase Agreement.

Issuances of our common stock to Mast Hill under the Purchase Agreement will not affect the rights or privileges of our existing stockholders, except insofar as the economic and voting interests of each of our existing stockholders are diluted as a result of any such issuance. Although the number of shares of our common stock that our existing stockholders own will not decrease, the shares of our common stock owned by our existing stockholders will represent a smaller percentage of our total outstanding shares of our common stock after any such issuance of shares of our common stock to Mast Hill under the Purchase Agreement.

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THE OFFERING

Shares offered by the Selling Stockholder	Up to an aggregate of 292,523 shares of our common stock, consisting of (i) 262,723 shares of common stock that we may sell to Mast Hill pursuant to the Purchase Agreement from time to time after the registration statement that includes this prospectus is declared effective; and (ii) 29,800 Commitment Shares.

Common stock outstanding prior to this offering	878,341 shares of common stock (includes the 29,800 Commitment Shares which have been issued to Mast Hill).

Common stock to be outstanding after this offering	1,141,064 shares of common stock.(1)

Use of proceeds	The Selling Stockholder will receive all of the proceeds from the sale of the shares offered for sale by it under this prospectus. We will not receive proceeds from the sale of the shares by the Selling Stockholder. However, we will receive proceeds from the sales, if any, of shares of our common stock to the Selling Stockholder under the Purchase Agreement. We cannot predict the number or value of the shares that we will sell to the Selling Stockholder pursuant to the Purchase Agreement. Any proceeds we receive are expected to be used for working capital and other general corporate purposes. See “Use of Proceeds.”

Risk factors	Investment in our securities involves a high degree of risk and could result in a loss of your entire investment. You should read the “Risk Factors” section of this prospectus beginning on page 10 and the other information included or incorporated by reference into this prospectus for a discussion of factors to consider carefully before deciding to invest in our securities.

Market symbol and trading	Our common stock is listed on the Nasdaq Capital Market under the ticker symbol “TIVC.”

(1)   Except as otherwise indicated herein, the number of shares of our common stock to be outstanding after this offering is based on 878,341 shares of common stock outstanding as of May 9, 2025, which includes the 29,800 Commitment Shares and excludes:

•	8,868 shares of common stock issuable upon exercise of outstanding options to purchase shares of common stock outstanding as of May 9, 2025, with a weighted-average exercise price of approximately $219.12 per share;

•	699,710 shares of common stock issuable upon exercise of outstanding warrants to purchase shares of common stock, with a weighted-average exercise price of approximately $16.90 per share;

•	79,415 shares of common stock issuable upon settlement of outstanding restricted stock units;

•	288,589 shares of common stock issuable upon conversion of outstanding shares of our Series A Non-Voting Convertible Preferred Stock; and

•	33,401 shares of common stock reserved for future issuance under our amended and restated 2021 Equity Incentive Plan.

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CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain “forward-looking” statements, as such term is defined by the Commission in its rules, regulations and releases, which represent our expectations or beliefs, including but not limited to, statements concerning our operations, economic performance, financial condition, growth and acquisition strategies, investments, and future operational plans. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intent,” “could,” “estimate,” “might,” “plan,” “predict” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including uncertainty related to acquisitions, governmental regulation, managing and maintaining growth, the operations of the Company, volatility of stock price, commercial viability of our product candidates and any other factors discussed in this and other registrant filings with the Commission.

These risks and uncertainties and other factors include, but are not limited to those set forth under “Risk Factors” of this prospectus. Given these risks and uncertainties, readers are cautioned not to place undue reliance on our forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Except as otherwise required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements or the risk factors described in this prospectus or in the documents we incorporate by reference, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus.

This prospectus contains forward-looking statements, including statements regarding, among other things:

•	our anticipated needs for working capital;

•	our ability to secure additional financing;

•	our ability to continue as a going concern;

•	our ability to sell shares of our common stock to Mast Hill pursuant to the terms of the Purchase Agreement, and in accordance with applicable Nasdaq rules, and our ability to register and maintain the registration of the shares issued and issuable thereunder;

•	our business plans and strategies, including our product development efforts;

•	regulatory or legal developments in the United States and other countries;

•	the level of expenses related to our product development and operations;

•	our efforts to expand our products and our business; and

•	our ability to maintain compliance with the listing requirements of the Nasdaq Capital Market.

Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under the section of this prospectus entitled “Risk Factors” and matters described in prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur. We caution you not to place undue reliance on these forward-looking statements. In addition to the information expressly required to be included in this prospectus, we will provide such further material information, if any, as may be necessary to make the required statements, in light of the circumstances under which they are made, not misleading.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described below, as well as those described under “Risk Factors” contained in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors included in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K following the most recent Annual Report on Form 10-K, and in all other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, before deciding whether to invest in our securities. The occurrence of any of the events or developments described below and in our filings with the Commission could harm our business, financial condition, operating results, and/or growth prospects.

The risks described below and in our filings with the Commission are not the only ones facing us. Our business is also subject to the risks that affect many other companies, such as competition, labor relations, general economic conditions, inflation, supply chain constraints, geopolitical changes, and international operations. We operate in a rapidly changing environment that involves a number of risks, some of which are beyond our control. Additional risks not currently known to us or that we currently believe are immaterial also may impair our business operations and our liquidity. The risks described below and in our filings with the Commission could cause our actual results to differ materially from those contained in the forward-looking statements we have made in this prospectus, the information incorporated herein by reference, and those forward-looking statements we may make from time to time. You should understand that it is not possible to predict or identify all such factors. This prospectus is qualified in its entirety by these risk factors.

It is not possible to predict the actual number of shares we will sell to Mast Hill under the Purchase Agreement, or the actual gross proceeds resulting from those sales.

Mast Hill Capital has committed to purchase up to $25.0 million of shares of our common stock, subject to certain limitations and conditions set forth in the Purchase Agreement. The shares of our common stock that may be issued under the Purchase Agreement may be sold by us to Mast Hill at our discretion from time to time throughout the term of the agreement. We generally have the right to control the timing and amount of any sales of our shares of common stock to Mast Hill under the Purchase Agreement. Sales of our common stock, if any, to Mast Hill under the Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Mast Hill all, some or none of the shares of our common stock that may be available for us to sell to Mast Hill pursuant to the Purchase Agreement.

Because the per share purchase price that Mast Hill will pay for shares of our common stock in any transaction that we may elect to effect pursuant to the Purchase Agreement will be equal to 95% of the lowest VWAP of our common stock during the five trading days immediately after receipt of the Put Shares by Mast Hill (subject to adjustment as provided in the Purchase Agreement), as of the date of this prospectus, it is not possible for us to predict the number of shares of common stock that we will sell to Mast Hill under the Purchase Agreement, the purchase price per share that Mast Hill will pay for shares purchased from us under the Purchase Agreement, or the aggregate gross proceeds that we will receive from those purchases by Mast Hill under the Purchase Agreement.

Additionally, although the Purchase Agreement provides that we may sell up to an aggregate of $25.0 million of our common stock to Mast Hill, only 292,523 shares of our common stock issuable pursuant to the Purchase Agreement are being registered under the Securities Act for resale by Mast Hill under the registration statement that includes this prospectus. In order to utilize the full value of the Purchase Agreement, we must first obtain stockholder approval to issue shares of common stock in excess of the Exchange Cap under the Purchase Agreement in accordance with applicable Nasdaq rules.

If it becomes necessary for us to issue and sell to Mast Hill under the Purchase Agreement more than the 292,523 shares of our common stock being registered for resale by Mast Hill under the registration statement that includes this prospectus in order to receive aggregate gross proceeds equal to $25.0 million under the Purchase Agreement, we must first file with the Commission one or more additional registration statements to register any such additional shares of our common stock we wish to sell to Mast Hill from time to time under the Purchase Agreement, which the Commission must declare effective, in each case before we may elect to sell any additional shares of our common stock to Mast Hill under the Purchase Agreement.

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The terms of the Purchase Agreement limit the amount of shares we may issue to Mast Hill, which may limit our ability to utilize the arrangement to enhance our cash resources.

The Purchase Agreement includes restrictions on our ability to sell shares of our common stock to Mast Hill, including the Exchange Cap and, subject to specified limitations, if a sale would cause Mast Hill to beneficially own more than 4.99% of our issued and outstanding shares of common stock. Accordingly, we cannot guarantee that we will be able to sell the full number of shares that Mast Hill has committed to purchase, if any. If we cannot sell the full amount of shares that Mast Hill has committed to purchase under the Purchase Agreement because of these limitations, we may be required to utilize more costly and time-consuming means of accessing the capital markets, which could materially adversely affect our liquidity and cash position.

Investors who buy shares at different times will likely pay different prices.

We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold to Mast Hill pursuant to the Purchase Agreement. If and when we do elect to sell shares of our common stock to Mast Hill pursuant to the Purchase Agreement, after Mast Hill has acquired such shares, Mast Hill may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from Mast Hill in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution, and in some cases substantial dilution, and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from Mast Hill in this offering as a result of future sales made by Mast Hill to purchasers or by us to Mast Hill at prices lower than the prices such investors paid for their shares in this offering.

The issuance of common stock to Mast Hill may cause substantial dilution to our existing stockholders, and the sale of such shares acquired by Mast Hill could cause the price of our common stock to decline.

We are registering for resale by Mast Hill 292,523 shares of our common stock, consisting of 262,723 shares that we may issue and sell to Mast Hill under the Purchase Agreement and an additional 29,800 shares of common stock as the Commitment Shares. If Mast Hill sells, or the market perceives that Mast Hill intends to sell, a substantial number of shares of our common stock in the public market, the price of our common stock may decline. The shares of common stock offered under this prospectus represent a significant number of shares in comparison to the number of shares of our common stock currently outstanding, and if sold in the market all at once or at approximately the same time, could depress the market price of our common stock. Additionally, such conditions may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

Our management will have broad discretion over the use of the net proceeds from our sale of shares of common stock to Mast Hill pursuant to the Purchase Agreement, if any, and you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

We are not selling any shares of our common stock under this prospectus and will not receive any of the proceeds from the sale of shares of our common stock by Mast Hill. However, we will receive proceeds from the sales, if any, of shares of our common stock to Mast Hill under the Purchase Agreement. Our management will have broad discretion as to the use of the net proceeds from our sale of shares of common stock to Mast Hill pursuant to the Purchase Agreement, and we could use them for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of those net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest those net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

You may experience additional dilution as a result of future equity offerings.

In order to raise additional capital, we may sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be lower than the price per share that you purchase the shares of common stock being offered hereunder by the selling stockholders.

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THE MAST HILL TRANSACTION

The following provides a summary of the Purchase Agreement entered into with the Selling Stockholder pursuant to which it received, or may in the future purchase from us, the shares of our common stock being registered hereby for resale by the Selling Stockholder. The following summary of such transactions does not purport to be complete and is subject to, and qualified in its entirety by reference to, the forms of transaction documents entered into in connection with such transaction, which are filed as exhibits to the registration statement of which this prospectus is a part and which are incorporated herein by reference. You should carefully read this entire prospectus, including the information incorporated herein by reference.

General

On March 18, 2025, we entered into the Purchase Agreement with Mast Hill, pursuant to which, upon effectiveness of the registration statement that includes this prospectus, we will have the right, but not the obligation to cause Mast Hill to purchase up to $25 million shares of our common stock (the “Maximum Commitment Amount”) at the Purchase Price (defined below) during the period beginning on the execution date of the Purchase Agreement and ending on the earlier of (i) the date on which Mast Hill has purchased an aggregate of $25 million shares of common stock pursuant to the Purchase Agreement or (ii) March 18, 2027 (the “Commitment Period”).

Pursuant to the Purchase Agreement, the shares of common stock will be sold a price equal to 95% of the lowest VWAP (as defined in the Purchase Agreement) of our common stock on Nasdaq Capital Market (or such other market on which our shares of common stock may be listed) on any trading day during the pricing period, and the pricing period for each sale of shares of our common stock will be the five trading days immediately after receipt of such shares by Mast Hill, subject to adjustment as provided in the Purchase Agreement (the “Purchase Price”). We may not issue Mast Hill a purchase notice under the Purchase Agreement without an effective registration statement and no purchase notice will be in an amount less than $50,000 nor greater than the lesser of (a) $500,000 or (b) 100% of the average trading volume of our common stock during the five trading days immediately preceding the date of the purchase notice, which may be waived upon mutual agreement between us and Mast Hill.

The Purchase Agreement provides that the number of shares of our common stock to be sold to Mast Hill will not exceed the number of shares that, when aggregated together with all other shares of our common stock which Mast Hill is deemed to beneficially own, would result in it owning more than 4.99% of our outstanding common stock or would exceed the Exchange Cap. In order to utilize the full value of the Purchase Agreement, we must first obtain stockholder approval to issue shares of common stock in excess of the Exchange Cap under the Purchase Agreement in accordance with applicable Nasdaq rules.

Actual sales of shares of our common stock, if any, to Mast Hill under the Purchase Agreement will depend on a variety of factors to be determined by the us from time to time, including, among others, market conditions, the trading price of our common stock and determinations by us as to the appropriate sources of funding for the Company and our operations. The net proceeds to the Company from sales of our common stock to Mast Hill under the Purchase Agreement, if any, will depend on the frequency and prices at which we sell shares to Mast Hill under the Purchase Agreement.

As consideration for Mast Hill’s commitment to purchase shares of our common stock under the Purchase Agreement, we issued Mast Hill the 29,800 Commitment Shares following the execution of the Purchase Agreement.

The Purchase Agreement contains certain representations, warranties, covenants and events of default. There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement or Registration Rights Agreement, except we are prohibited (with certain specified exceptions) from effecting or entering into an “equity line of credit” or substantially similar transaction or a variable rate transaction during the term of the Purchase Agreement without the prior written consent of Mast Hill.

Mast Hill has agreed that neither it nor any of its affiliates shall engage in any direct or indirect short-selling or hedging of our common stock during any time prior to the termination of the Purchase Agreement.

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We have the right to terminate the Purchase Agreement at any time, at no cost or penalty, upon written notice to Mast Hill except during any time that Mast Hill holds any shares.

Pursuant to the Registration Rights Agreement entered by us and Mast Hill in connection with the Purchase Agreement on March 18, 2025, we agreed to use our reasonable best efforts to cause the registration statement of which this prospectus constitutes a part to become effective and to remain continuously effective until the earlier of: (i) the date on which Mast Hill may sell all of the Shares without restriction pursuant to Rule 144 promulgated under the Securities Act and (ii) the date on which Mast Hill shall have sold all the Shares and the Maximum Commitment Amount under the Purchase Agreement has been drawn down by us.

Additional information with respect to the Purchase Agreement, the Shares, and the Registration Rights Agreement is contained in this prospectus under the heading “Selling Stockholder” and in our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 21, 2025.

Effect of Performance of the Purchase Agreement on our Stockholders

As of March 18, 2025, immediately prior to execution of the Purchase Agreement and issuance of the Commitment Shares to Mast Hill, there were 620,137 shares of our common stock outstanding. Although the Purchase Agreement provides that we may sell up to an aggregate of $25 million shares of our common stock to Mast Hill, only 292,523 shares of our common stock are being registered for resale under this prospectus, which represents (i) the 29,800 Commitment Shares we issued to Mast Hill upon execution of the Purchase Agreement and (ii) 262,723 shares of our common stock (the “Purchase Notice Shares”) that we may issue and sell to Mast Hill in the future under the Purchase Agreement, if and when we elect to sell shares of our common stock to Mast Hill under the Purchase Agreement.

We do not know what the Purchase Price for our common stock will be or whether there will occur an exception to the Exchange Cap, and therefore cannot be certain as to the number of shares we might sell and issue to Mast Hill under the Purchase Agreement after the date of this prospectus. Depending on the market prices of our common stock at the time we elect to issue and sell shares of our common stock to Mast Hill under the Purchase Agreement, and assuming we receive stockholder approval to remove the Exchange Cap, we may need to register for resale under the Securities Act additional shares of our common stock in order to receive aggregate gross proceeds equal to the $25 million total commitment available to us under the Purchase Agreement. If all of 292,523 shares of our common stock offered hereby were issued and outstanding as of the date of this prospectus, such shares would represent approximately 25.6% of the total number of outstanding shares of our common stock. If we elect to issue and sell to Mast Hill under the Purchase Agreement more than the 262,723 shares of our common stock (other than Commitment Shares) being registered for resale by Mast Hill under this prospectus (assuming we have the right to do so under Nasdaq rules), which we have the right, but not the obligation, to do, we must first register for resale under the Securities Act any such additional shares of our common stock, which could cause additional substantial dilution to our stockholders. The number of shares of our common stock ultimately offered for sale by Mast Hill will be dependent upon the number of shares purchased by Mast Hill under the Purchase Agreement.

Issuances of our common stock to Mast Hill under the Purchase Agreement will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuance. Although the number of shares of our common stock that our existing stockholders own will not decrease, the shares of our common stock owned by our existing stockholders will represent a smaller percentage of our total outstanding shares of our common stock after any such issuance of shares of our common stock to Mast Hill under the Purchase Agreement.

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USE OF PROCEEDS

The Selling Stockholder will receive all of the proceeds from the sale of the shares offered for sale by it under this prospectus. We will not receive proceeds from the sale of the shares by the Selling Stockholder. However, we will receive proceeds from the sales, if any, of shares of our common stock to the Selling Stockholder under the Purchase Agreement.

We cannot predict the number or value of the shares that we will sell to the Selling Stockholder pursuant to the Purchase Agreement. We currently intend to use any proceeds that we receive from the sales of shares to the Selling Stockholder pursuant to the Purchase Agreement for general corporate purposes, including operating expenses, capital expenditures and working capital. We have broad discretion in determining how the proceeds we receive, if any, will be used, and our discretion is not limited by the aforementioned possible uses. As we are unable to predict the timing or amount of potential issuances of the shares of our common stock issuable pursuant to the Purchase Agreement, we cannot specify with certainty all of the particular uses for the net proceeds that we will have from the sale of such shares. We may use the proceeds for purposes that are not contemplated at the time of this offering. It is possible that no shares will be issued under the Purchase Agreement.

We will incur all costs associated with this prospectus and the registration statement of which it is a part.

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SELLING STOCKHOLDER

This prospectus covers the possible resale from time to time by the Selling Stockholder, including its pledgees, donees, transferees, assigns or other successors in interest, of 292,523 shares of our common stock, consisting of (i) 262,723 shares of common stock that we may sell to the Selling Stockholder pursuant to the Purchase Agreement from time to time after the registration statement that includes this prospectus is declared effective; and (ii) 29,800 Commitment Shares. Other than the transactions described under the section of this prospectus entitled “The Mast Hill Transaction,” the Selling Stockholder has not had any material relationship with us within the past three years.

The below table sets forth certain information with respect to each Selling Stockholder, including (a) the shares of our common stock beneficially owned by the Selling Stockholder prior to this offering, (b) the number of shares of our common stock being offered by the Selling Stockholder pursuant to this prospectus and (c) the Selling Stockholder’s beneficial ownership of our common stock after completion of this offering, assuming that all of the shares of common stock covered by this prospectus (but none of the other shares, if any, held by the Selling Stockholder) are sold to third parties in this offering.

The table is based on information supplied to us by the Selling Stockholder. Beneficial and percentage ownership is determined in accordance with the rules and regulations of the Commission, which is based on voting or investment power with respect to such shares, and this information does not necessarily indicate beneficial ownership for any other purpose. In accordance with Commission rules, in computing the number of shares beneficially owned by the Selling Stockholder, shares of common stock subject to derivative securities held by the Selling Stockholder that are currently exercisable or convertible, or that will be exercisable or convertible within 60 days after May 9, 2025, are deemed outstanding for purposes of the Selling Stockholder.

The Selling Stockholder may sell all, some or none of its shares of common stock covered by this prospectus. We do not know the number of such shares, if any, that will be offered for sale or otherwise disposed of by the Selling Stockholder. Furthermore, since the date on which we filed this prospectus, the Selling Stockholder may have sold, transferred or disposed of shares of common stock covered by this prospectus in transactions exempt from the registration requirements of the Securities Act. See “Plan of Distribution” beginning on page 16.

	Beneficially Owned Before Offering(1)			Shares of Common Stock		Beneficially Owned After Offering(2)
Name of Selling Stockholder	Number		Percentage	Offered Under this Prospectus		Number	Percentage
Mast Hill Fund, L.P.(3)	29,800	(4)	3.4%	292,523	(5)	0	0%

(1)	Based on 878,341 shares of our common stock outstanding as of May 9, 2025.

(2)	Assumes that all of the shares of common stock being registered by this prospectus are resold by the Selling Stockholder to third parties.

(3)	The business address of Mast Hill is 150 Grossman Drive, Suite 205, Braintree, Massachusetts 02184. Patrick Hassani (“Mr. Hassani”), who is the Chief Investment Officer of Mast Hill, has voting control and investment discretion over the securities reported herein that are held by Mast Hill. As a result, Mr. Hassani may be deemed to have beneficial ownership as determined under Section 13(d) of the Exchange Act of the securities reported herein that are held by Mast Hill. We have been advised that none of Mast Hill, nor Mr. Hassani is a member of the Financial Industry Regulatory Authority (“FINRA”), or an independent broker-dealer, or an affiliate or associated person of a FINRA member or independent broker-dealer.

(4)	Consists of the 29,800 Commitment Shares. In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the offering all of the shares of common stock that the Selling Stockholder may be required to purchase under the Purchase Agreement, because the issuance of such shares is solely at our discretion and is subject to conditions contained in the Purchase Agreement, the satisfaction of which are entirely outside of the Selling Stockholder’s control, including the registration statement that includes this prospectus becoming and remaining effective. Additionally, pursuant to the Purchase Agreement, unless and until stockholder approval is obtained, in accordance with Nasdaq Listing Rules, the number of shares that we may sell to the Selling Stockholder pursuant to the Purchase Agreement may not exceed the Exchange Cap.

(5)	Consists of (i) the 29,800 Commitment Shares and (ii) 262,723 shares of common stock that we may sell to the Selling Stockholder pursuant to the Purchase Agreement from time to time and that are offered for resale by the Selling Stockholder under this prospectus.

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PLAN OF DISTRIBUTION

The 292,523 shares of our common stock offered by this prospectus (the “Shares”) are being offered by the Selling Stockholder, Mast Hill. The shares may be sold or distributed from time to time by the Selling Stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the shares of our common stock offered by this prospectus could be effected in one or more of the following methods:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through brokers, dealers, or underwriters who may act solely as agents;

•	“at the market” into an existing market for our common stock;

•	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

•	in privately negotiated transactions; or

•	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the Shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the Shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

The Selling Stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act with respect to the sale of the shares by it pursuant to this prospectus.

The Selling Stockholder has informed us that it intends to use one or more registered broker-dealers to effectuate all sales, if any, of our common stock that it has acquired and may in the future acquire from us pursuant to the Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such registered broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. The Selling Stockholder has informed us that each such broker-dealer will receive commissions from the Selling Stockholder that will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of the shares of our common stock offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the Shares sold by the Selling Stockholder through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of shares of our common stock sold by the Selling Stockholder may be less than or in excess of customary commissions. Neither we nor the Selling Stockholder can presently estimate the amount of compensation that any agent will receive from any purchasers of shares of our common stock sold by the Selling Stockholder.

We know of no existing arrangements between the Selling Stockholder or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our common stock offered by this prospectus.

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We may from time to time file with the Commission one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus by the Selling Stockholder, including the names of any brokers, dealers, underwriters or agents participating in the distribution of such shares by the Selling Stockholder, any compensation paid by the Selling Stockholder to any such brokers, dealers, underwriters or agents, and any other required information.

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the shares of our common stock covered by this prospectus by the Selling Stockholder. As consideration for its irrevocable commitment to purchase our common stock under the Purchase Agreement, we have issued 29,800 shares of our common stock to the Selling Stockholder as Commitment Shares.

We also have agreed to indemnify the Selling Stockholder and certain other persons against certain liabilities in connection with the offering of shares of our common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. The Selling Stockholder has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by the Selling Stockholder specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the Commission this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

The Selling Stockholder has represented to us that at no time prior to the date of the Purchase Agreement has the Selling Stockholder or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock, which establishes a net short position with respect to our common stock. The Selling Stockholder has agreed that during the term of the Purchase Agreement, neither the Selling Stockholder, nor any of its agents, representatives or affiliates will enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised the Selling Stockholder that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the Selling Stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all shares of our common stock offered by this prospectus have been sold by the Selling Stockholder.

Our Common Stock is currently listed on the Nasdaq Capital Market under the symbol “TIVC.”

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LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Snell & Wilmer L.L.P., San Diego, California.

EXPERTS

Rosenberg Rich Baker Berman, P.A., the Company’s independent registered public accounting firm, has audited the Company’s financial statements at December 31, 2024 and 2023, and for the years then ended, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern), which is incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance on Rosenberg Rich Baker Berman P.A.’s report, given on the authority of such firm as experts in accounting and auditing.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert named in the registration statement of which this prospectus forms a part as having prepared or certified any part thereof (or is named as having prepared or certified a report or valuation for use in connection with such registration statement) or counsel named in this prospectus as having given an opinion upon the validity of the securities being offered pursuant to this prospectus or upon other legal matters in connection with the registration or offering such securities was employed for such purpose on a contingency basis. Also, at the time of such preparation, certification or opinion or at any time thereafter, through the date of effectiveness of such registration statement or that part of such registration statement to which such preparation, certification or opinion relates, no such person had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company. Nor was any such person connected with our company as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Commission allows us to “incorporate by reference” information from other documents that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission will automatically update and supersede information contained in documents filed earlier with the Commission or contained in this prospectus and the registration statement of which this prospectus is a part.

We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the Commission:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on March 21, 2025;

•	Our Current Reports on Form 8-K filed on January 3, 2025, February 5, 2025, February 12, 2025, February 24, 2025, March 5, 2025, March 6, 2025, March 21, 2025, April 3, 2025, April 10, 2025, April 14, 2025, April 22, 2025 and May 2, 2025; and

•	The description of our common stock contained in our registration statement on Form 8-A (File No. 001-41052), filed with the SEC under Section 12(b) of the Exchange Act on November 10, 2021, including any amendments or reports filed for the purpose of updating such description, and Exhibit 4.4 to the Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2022.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made (i) on or after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, and (ii) on or after the date of this prospectus but prior to the termination of the offering (i.e., until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus forms a part has been withdrawn). Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the Commission that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to:

Tivic Health Systems, Inc.

Attention: Corporate Secretary

47685 Lakeview Blvd.

Fremont, California 94538

You may also access these documents, free of charge, on the Commission’s website at www.sec.gov or on our website at https://ir.tivichealth.com/. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus or the registration statement of which this prospectus is a part.

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

You should rely only on information contained in, or incorporated by reference into, this prospectus and the registration statement of which this prospectus is a part. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference into this prospectus. The Selling Stockholder is not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such an offer or solicitation.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Commission a registration statement on Form S-1 under the Securities Act with respect to the shares of our common stock offered by the Selling Stockholder hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and the securities offered hereby, reference is made to the registration statement and the exhibits filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. The Commission also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the website is www.sec.gov.

We are subject to the periodic reporting requirements of the Exchange Act, and we file periodic reports, proxy statements and other information with the Commission. These periodic reports, proxy statements and other information are available on the website of the Commission referred to above. We also maintain a website at www.tivichealth.com. You may access these materials at our corporate website free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the Commission. Information contained on our corporate website is not a part of this prospectus and the inclusion of our corporate website address in this prospectus is an inactive textual reference only.

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292,523 Shares of Common Stock

PROSPECTUS